                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: October 9, 1998
                Date of earliest event reported: October 2, 1998

                               ATLAS CORPORATION
             (Exact name of registrant as specified in its charter)


     DELAWARE                    1-2714                13-5503312
     (State of                   (Commission           (IRS Employer
     Incorporation)              File Number)          Identification No.)


                       370 SEVENTEENTH STREET, SUITE 3140
                             DENVER, COLORADO 80202
                    (Address of principal executive offices)


                                 (303) 629-2440
              (Registrant's telephone number, including area code)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On October 2, 1998, the Company executed a Deposit Agreement with Seven Peaks Mining, Inc. ("Seven Peaks") for the sale of its entire interest in Cornerstone Industrial Minerals Corporation ("Cornerstone"). Also on October 2, Atlas filed a motion requesting approval of the Deposit Agreement with the Bankruptcy Court handling Atlas' Chapter 11 reorganization. Within ten days after approval of the Court and on the satisfaction of certain other conditions, Seven Peaks has agreed to make a cash tender offer for 100% of the outstanding Cornerstone shares at a price of C$0.12. Under the terms of the Deposit Agreement, Atlas has irrevocably agreed to deposit its 18,352,991 shares of Cornerstone (61%) to the Seven Peaks Offer. This transaction has been arranged by Monarch Financial Corporation.

The total purchase price being paid by Seven Peaks is $4 million. Proceeds to Atlas are comprised of the share offer and satisfaction of debt owed Atlas by Cornerstone. Provided the cash tender offer is first approved and then is successful, Atlas will receive approximately $3 million comprised of $1.4 million for its shares and $1.6 million in satisfaction of the debt.

In a separate agreement executed between Atlas and Seven Peaks on September 22, 1998, Atlas pledged its 61% ownership of Cornerstone against interim financing in the amount of $750,000. The Court approved $250,000 for disbursement to Atlas on September 25, 1998 and a hearing is set for October 14, 1998 for approval of the remaining $500,000. On closing of the Deposit Agreement described above, the $750,000 plus interest will be deducted from the proceeds due Atlas.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

By letter dated October 2, 1998, Ernst & Young LLP ("EY") resigned as auditors of Atlas Corporation (the "Company").

No report of EY during the past two years contained an adverse opinion or a disclaimer of opinion or was qualified with respect to audit scope or accounting principles. EY's reports on the financial statements of Atlas Corporation for the last two years were modified with respect to the uncertainty of the Company's ability to continue as a going concern.

During the Company's two most recent fiscal years and subsequent interim period through October 9, 1998, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

No reportable event as defined in clauses (A) through (D) of Item 304(a)(1)(v) of Regulation S-K has occurred within the Company's two most recent fiscal years, or in the subsequent interim period.

The Company has provided EY with a copy of this disclosure and attached as
Exhibit 2 is the text of EY's letter addressed to the Securities and Exchange Commission in response to Item 304(a)(3) of Regulation S-K.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ATLAS CORPORATION

Date: October 9, 1998                   By:  /s/ James R. Jensen
                                             -------------------
                                             James R. Jensen
                                             Secretary and Chief Financial
                                               Officer




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                                 EXHIBIT INDEX


Exhibit No.                   Description                                           Page No.
-----------                   -----------                                           --------
1.                            Letter, dated October 2, 1998 from Ernst & Young LLP
                              to the Company.                                           5

2.                            Letter, dated October 8, 1998 from Ernst & Young LLP
                              to the Securities and Exchange Commission.                6




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